UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 6, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Darden Restaurants, Inc. (the “Company”) announced that IVS Associates, Inc. (“IVS”), an independent inspector, has completed its review and certified the results of the written consent solicitation conducted by Starboard Value LP and its affiliates (“Starboard”) in connection with Starboard’s request for a special meeting of the Company’s shareholders (the “Special Meeting”). According to IVS, the results of the written consent solicitation were as follows:

Consent	No Consent	Abstain
74,638,027	6,313	184,449

Based on the 131,960,633 shares of Company common stock (the “Common Stock”) outstanding on March 20, 2014, the record date for the written consent solicitation, Starboard delivered written consents representing 56.56% of the outstanding Common Stock in favor of calling a special meeting, in excess of the 50% of outstanding Common Stock necessary to call a special meeting under the Company’s Articles of Incorporation. At the Special Meeting, Starboard has indicated it intends to submit to shareholders a non-binding proposal urging the Board not to approve any agreement or proposed transaction involving a separation or spin-off of the Company’s Red Lobster business prior to the 2014 Annual Meeting unless such agreement or transaction would require shareholder approval.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Teresa M. Sebastian
Teresa M. Sebastian
Senior Vice President, General Counsel and Secretary
Date: May 7, 2014